SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by Registrant                                  [ X ]
Filed by Party other than the Registrant             [   ]

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[   ]    Preliminary Proxy Statement
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         14a-6(e)(2))
[   ]    Definitive Proxy Statement
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[ X ]    Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12

                           FIRST SHARES BANCORP, INC.
                (Name of Registrant as Specified in its Charter)

                    ----------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

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               pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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



For Immediate Release
March 11, 2004



                                 LINCOLN BANCORP
                         AND FIRST SHARES BANCORP, INC.
                                ANNOUNCE A MERGER

Plainfield, IN and Greenwood, IN,   March 11, 2004,

Lincoln Bancorp (Nasdaq: LNCB), headquartered in Plainfield, Indiana ("Lincoln"), and First Shares Bancorp, Inc. (Nasdaq: FBGI), headquartered in Greenwood Indiana ("First Shares"), today jointly announced that they have signed a definitive agreement to merge First Shares into Lincoln. First Shares' subsidiary bank, First Bank will be merged simultaneously into Lincoln's subsidiary Lincoln Bank.

Under the terms of the agreement, shareholders of First Shares would have the right to elect to receive either .75 shares of Lincoln common stock (valued at $15.75, based on Lincoln's March 10, 2004 closing price of $21.00), or $14.80 in cash for each share of First Shares common stock owned by them. However, 50% of the aggregate consideration must be paid in shares of Lincoln stock, and there may be pro rata allocations of cash or stock made to shareholders to ensure that this requirement is satisfied. It is expected that approximately 878,500 Lincoln shares will be issued in the transaction. Including the anticipated cash out of certain First Shares options, the transaction value is estimated at $37.3 million.

This transaction is expected to be immediately accretive to Lincoln's earnings per share the first full year of combined operations. This merger will create an Indiana based financial institution with $772 million of assets, $460 million of deposits and equity of $71 million. Lincoln has also decided to convert to an Indiana commercial bank within one year following the merger.

First Shares has a strong presence in the Greenwood market with approximately $176 million in assets and has a mortgage production office and seven full service banking offices in Johnson, Morgan, and Brown counties in Indiana. Jerry Engle, President and CEO of First Shares, assumed leadership of the bank in 1999 when assets approximated $42 million. Under Mr. Engle's leadership First Bank has grown to its current assets size of $176 million with $143 million in deposits. Additional information about First Shares may be found on the company's website at www.f1rst bank.com.

Lincoln is located in Plainfield, Indiana and has approximately $592 million in assets and nine full service banking offices in Hendricks, Johnson, Morgan, Clinton and Montgomery counties of Indiana. At December 31, 2004 Lincoln had total loans of $438 million, deposits of $320 million supported by equity of $79 million. Additional information about Lincoln may be found on the company's website at www.lincolnbankonline.com.

On a combined basis, Lincoln will maintain its number one market share in Hendricks County, and will rank fourth in market share in Johnson County.

T. Tim Unger, CEO of Lincoln, said that "the merger of these two Indiana institutions enables us to strengthen our retail and business presence in the Indianapolis metropolitan and surrounding area. Lincoln Bank has established offices in the Greenwood market and was considering further expansion into Johnson County. This merger enables us to add the strong established banking operation of First Shares to the Lincoln family."

Mr. Unger continued "Jerry Engle will assume the role of Vice Chairman of Lincoln and Executive Vice President and Chief Operating Officer of Lincoln Bank and it is anticipated that he will be named President and Chief Executive Officer of Lincoln and of Lincoln Bank by December 31, 2005, my anticipated retirement date."

Under the agreement, Frank A. Rogers, R.J. McConnell, and Jerry Engle, three of First Shares' and First Bank's directors, will join the Lincoln and Lincoln Bank boards when the merger becomes effective. In addition, John Ditmars will be appointed Senior Vice President of Lincoln Bank. Both Mr. Engle and Mr. Ditmars will maintain their offices in the current First Shares bank office in Greenwood in order to serve current First Shares customers.

Mr. Engle stated that "We are excited about our affiliation with Lincoln. This merger will provide us the opportunity to offer additional products and services as part of a larger company. Recently First Shares has sought ways to increase capital in order to support its strong growth. This merger enables us as a combined company to take advantage of strong growth opportunities in all of our markets.

The merger is subject to approval by the shareholders of Lincoln and First Shares as well as regulatory authorities and other customary conditions for transactions of this nature. Lincoln and First Shares will delay their annual shareholder meetings in order to solicit shareholder approval of the merger in connection with those meetings. The directors of First Shares have agreed to vote their shares in favor of the merger. The parties anticipate closing the transaction in the third quarter of 2004. Keefe Bruyette & Woods, Inc. served as financial advisor to Lincoln and David A. Noyes & Company served as financial advisor to First Shares.

Statements contained in this press release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. The companies intend such forward-looking statements to be covered in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. The companies' ability to predict results or the actual effect of future plans or strategies is inherently uncertain and involves a number of risks and uncertainties, some of which have been set forth in the companies' most recent annual reports on Form 10-K or Form 10-KSB, which disclosures are incorporated by reference herein. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Lincoln will be filing a Registration Statement on Form S-4 concerning the merger with the Securities and Exchange Commission ("SEC"), which will include the joint merger proxy statement/prospectus that will be mailed to Lincoln and First Shares' shareholders. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge, when filed, at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Lincoln will be available free of charge from the Secretary of Lincoln at 1121 East Main Street, Plainfield, Indiana 46168, telephone (317) 839-6539. Documents filed with the SEC by First Shares will be available free of charge from the Secretary of First Shares at 996 South State Road 135, Greenwood, Indiana 46143, telephone (317) 882-4790. INVESTORS SHOULD READ THE JOINT MERGER PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. Copies of all recent proxy statements and annual reports are also available free of charge from the respective companies by contacting the company secretary.

Lincoln and First Shares and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. INFORMATION ABOUT THE PARTICIPANTS MAY BE OBTAINED THROUGH THE SEC'S WEBSITE FROM THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON MARCH 19, 2003, WITH RESPECT TO LINCOLN AND THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON APRIL 16, 2003, WITH RESPECT TO FIRST SHARES.

For more information contact:

T.Tim Unger                                 Jerry Engle
President and CEO                           President and CEO
Lincoln Bancorp                             First Shares Bancorp, Inc.
(317) 839-6539                              (317) 882-4790













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